Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jan-97            31-Jan-97
Distribution Date:    18-Feb-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,673,655.01     $27.36790289
          Class B Certificate Amount     $502,947.09     $27.36680215

(ii)  Interest Distribution
          Class A Certificate Amount   $1,344,685.82      $3.44785651
          Class B Certificate Amount      $64,899.03      $3.53134345

(iii)  Servicing Fee                     $227,105.13      $0.55610639

(iv)  Class A Certificate Balance
         (after principal distributions)              $249,588,116.58
        Class A Pool Factor
         (after principal distributions)                    0.6399592
        Class B Certificate Balance
         (after principal distributions)               $11,761,435.59
        Class B Pool Factor
         (after principal distributions)                    0.6399736

(v)  Total Pool Balance
         (end of Collection Period)                   $261,349,552.04

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $646,940.37    $4,921,954.11
         Liquidation Proceeds            $217,393.13    $1,843,246.56
         Aggregate Net Losses            $429,547.24    $3,078,707.55

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                 $3,545.20
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $10,453,982.08

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $10,453,982.08